Exhibit 99.1

FOR IMMEDIATE RELEASE

FLAGSTONE RE ESTABLISHES DATE FOR
EXTRAORDINARY GENERAL MEETING

Luxembourg, October 23, 2012 – Flagstone Reinsurance Holdings, S.A. (NYSE: FSR) (“Flagstone”) today announced that it has established November 28, 2012 as the date for an extraordinary general meeting of Flagstone shareholders.  At the extraordinary general meeting, Flagstone shareholders will be asked to consider and vote upon a proposal to approve the previously announced Agreement and Plan of Merger dated as of August 30, 2012, among Flagstone, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), Validus Holdings, Ltd. (“Validus”) and Validus UPS, Ltd., the merger of Flagstone with and into Flagstone Bermuda and the First-Step Statutory Merger Agreement dated as of September 27, 2012 between Flagstone and Flagstone Bermuda.  Shareholders will also be asked to consider and vote upon a non-binding advisory proposal to approve the compensation that may become payable to Flagstone’s named executive officers in connection with the completion of the transaction.

Flagstone shareholders of record as of the close of business on Friday, October 5, 2012, will be entitled to notice of, and to vote at, the extraordinary general meeting of Flagstone shareholders.

The extraordinary general meeting will be held on Wednesday, November 28, 2012, at 2:00 p.m. Central European Time, at Hôtel Le Royal Luxembourg, 12 Boulevard Royal, Luxembourg L-2449, Grand Duchy of Luxembourg.

Any shareholder questions about the transaction, including how to vote Flagstone shares, should be directed to Flagstone’s proxy solicitor, Okapi Partners LLC, toll-free at (855) 208-8902 or collect at (212) 297-0720.

About Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance businesses.

Flagstone is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at Flagstone’s website located at http://www.flagstonere.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release may include forward-looking statements, both with respect to Flagstone and Validus and their industries, that reflect Flagstone’s current views with respect to future events and financial performance.  Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements.  All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Flagstone’s and Validus’ control.  Accordingly, there are or will be important risks and uncertainties that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.  Flagstone believes that these risks and uncertainties include, but are not limited to, the following: (1) unpredictability and severity of catastrophic events; (2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; (3) rating agency actions; (4) adequacy of Flagstone’s and Validus’ risk management and loss limitation methods; (5) competition in the insurance and reinsurance markets; (6) cyclicality of demand and pricing in the insurance and reinsurance markets; (7) adequacy of Flagstone’s and Validus’ respective loss reserves; (8) the estimates and judgments that Flagstone and Validus use in preparing their respective financial statements, which are more difficult to make than if Flagstone and Validus were mature companies; (9) retention of key personnel; (10) potential conflicts of interest with Flagtone’s and Validus’ respective officers and directors; (11) continued availability of capital and financing; (12) potential loss of business from one or more major insurance or reinsurance brokers; (13) the credit risk that each of Flagstone and Validus assume through their dealings with their respective insurance and reinsurance brokers; (14) Flagstone’s and Validus’ respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; (15) the risk that Flagstone and Validus could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; (16) availability of reinsurance and retrocessional coverage; (17) the effect on Flagstone’s and Validus’ investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; (18) the impact of currency fluctuations on Flagstone’s and Validus’ operating results; (19) the impact of heightened European sovereign debt risk on Flagstone’s and Validus’ fixed income portfolios; (20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; (21) the legal, regulatory and tax regimes under which Flagstone and Validus operate; and (22) acts of terrorism or outbreak of war, as well as Flagstone and Validus management’s response to any of the aforementioned risks and uncertainties.

Additionally, the proposed transaction is subject to risks and uncertainties, including: (A) that Flagstone and Validus may be unable to complete the proposed transaction because, among other reasons, conditions to the completion of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction, (C) uncertainty as to the actual premium (if any) that will be realized by Flagstone shareholders in connection with the proposed transaction; (D) uncertainty as to the long-term value of Validus common shares; (E) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating Flagstone’s businesses into Validus; and (F) the outcome of any legal proceedings to the extent initiated against Validus, Flagstone and others following the announcement of the proposed transaction, as well as Validus and Flagstone management’s response to any of the aforementioned risks and uncertainties.

The foregoing review of important risks and uncertainties should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and other documents of Flagstone and Validus on file with the Securities and Exchange Commission (“SEC”).  In addition to the risks described above, risks and uncertainties relating to the proposed transaction are more fully discussed in the preliminary proxy statement/prospectus included in Amendment No. 1 to the registration statement on Form S-4 filed by Validus with the SEC on October 19, 2012.  Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Flagstone or Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Flagstone or Validus or their respective businesses or operations.  Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Flagstone and Validus undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The contents of any websites referenced in this press release are not incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  Certain matters relating to the proposed transaction will be submitted to shareholders of Flagstone for their consideration.  Flagstone shareholders are urged to read the preliminary proxy statement/prospectus included in Amendment No. 1 to the registration statement on Form S-4 filed by Validus with the SEC on October 19, 2012 in connection with the proposed transaction and any supplement or amendment thereto that may be filed, and any other relevant documents that may be filed, with the SEC because they will contain important information.  This press release is not a substitute for the preliminary proxy statement/prospectus or any other documents which Validus or Flagstone have filed or may file with the SEC and have sent or may send to Flagstone shareholders in connection with the proposed transaction.

All such documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Executive Vice President, at +1-441-278-9000, or Flagstone through Brenton Slade, Chief Marketing Officer, at +1-441-278-4303.

Participants in the Solicitation:

Flagstone and Validus and their respective directors and officers may be deemed to be participants in any solicitation of Flagstone shareholders in connection with the proposed transaction.  Information about Flagstone’s directors and officers is available in Flagstone’s definitive proxy statement, dated March 28, 2012, for its 2012 annual general meeting of shareholders.  Information about Validus’ directors and officers is available in Validus’ definitive proxy statement, dated March 21, 2012, for its 2012 annual general meeting of shareholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus included in Amendment No. 1 to the registration statement on Form S-4 and other relevant materials filed with the SEC on October 19, 2012.  You can obtain such documents free of charge at the SEC’s website (www.sec.gov) or by using the contact information above.